UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2012

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan

At the Annual Meeting of Stockholders of IPC The Hospitalist Company, Inc. (the “Company”) held on June 7, 2012 (the “2012 Annual Meeting”), the Company’s stockholders approved the IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan (the “2012 Plan”), which had been previously approved by the Company’s Board of Directors (the “Board of Directors”), subject to stockholder approval. The following paragraphs provide a summary of certain terms of the 2012 Plan. The 2012 Plan and the First Amendment thereto are set forth in their entirety as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The purposes of the 2012 Plan are: (i) to align the interests of the Company’s stockholders and recipients of awards under the 2012 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors and independent contractors; and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2012 Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) restricted stock, unrestricted stock and restricted stock units (“Stock Awards”); and (v) performance awards.

Subject to the terms and conditions of the 2012 Plan, the number of shares authorized for grants under the 2012 Plan is 1,800,000, reduced by the number of shares subject to awards granted under the prior equity plan of the Company after December 31, 2011. The number of shares available for issuance under the 2012 Plan shall be reduced by two shares for each share subject to a Stock Award or performance award and by one share for each share subject to a stock option or SAR.

IPC The Hospitalist Company, Inc. Incentive Plan

At the 2012 Annual Meeting, the Company’s stockholders also approved the IPC The Hospitalist Company, Inc. Incentive Plan (the “Annual Plan”), which had been previously approved by the Board of Directors, subject to stockholder approval. The following paragraph provides a summary of certain terms of the Annual Plan. The Annual Plan is set forth in its entirety as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Annual Plan provides for cash incentive awards to executive officers and other eligible employees based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2012. All officers and other employees of the Company and its subsidiaries are eligible to be designated for participation in the Annual Plan. The Compensation Committee of the Board of Directors administers the Annual Plan and will designate the eligible employees who will participate in the Annual Plan for a specified performance period. It is anticipated that only the executive officers of the Company (currently, six individuals) will be eligible to receive awards under the Annual Plan.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On June 7, 2012, the Company held the 2012 Annual Meeting, at 9:00 a.m., pacific time, at the Hilton Los Angeles/Universal City, 555 Universal Hollywood Drive, Universal City, California, pursuant to notice duly given. Only stockholders of record as of the close of business on April 9, 2012 were entitled to vote at the 2012 Annual Meeting. As of April 9, 2012, there were 16,570,362 shares of Company common stock outstanding and entitled to vote at the 2012 Annual Meeting, of which 15,724,060 shares of Company common stock were represented, in person or by proxy, constituting a quorum.

The final results of the stockholder vote on each proposal brought before the meeting are as follows:

(a) Each of the three nominees to serve as Class II Directors for a three-year term expiring at the 2015 Annual Meeting of Stockholders was elected. The voting results are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark J. Brooks	13,895,773	1,003,452	824,835
Woodrin Grossman	14,416,876	482,349	824,835
R. Jeffrey Taylor	14,007,602	891,623	824,835

(b) The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,031,132	691,618	1,310	0

(c) The non-binding advisory vote on executive compensation was approved. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,542,052	347,887	9,286	824,835

(d) The IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan was approved. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,714,857	2,169,841	14,527	824,835

(e) The IPC The Hospitalist Company, Inc. Incentive Plan was approved. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,319,326	564,914	14,985	824,835

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan

10.2	First Amendment to the IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan

10.3	IPC The Hospitalist Company, Inc. Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.
Date: June 12, 2012	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan

10.2	First Amendment to the IPC The Hospitalist Company, Inc. 2012 Equity Participation Plan

10.3	IPC The Hospitalist Company, Inc. Incentive Plan

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